Exhibit 99.1

Independence Realty Trust Promotes Jim Sebra to President
PHILADELPHIA--(BUSINESS WIRE) — September 3, 2024. Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) announced today that Jim Sebra, the Company’s Chief Financial Officer has been appointed to President and Chief Financial Officer. Mr. Sebra will retain his current responsibilities for overseeing the finance, accounting, tax, IT and investor relations functions, and will now also oversee the Company’s operational functions.
“These changes are part of good corporate governance and recognize Jim’s contribution to IRT’s success,” said Scott Schaeffer, IRT’s Chairman and CEO.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.
Independence Realty Trust, Inc.
Edelman Smithfield
Lauren Torres
917-365-7979
IRT@edelman.com